SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                       THE SINGING MACHINE COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                        THE SINGING MACHINE COMPANY, INC.
                          6601 Lyons Road, Building A-7
                          Coconut Creek, Florida 33073




                                                       August 5, 2002



To our Stockholders:

         I am pleased to invite you to attend the Annual Meeting of Stockholders of The Singing Machine Company, Inc. to be held on Thursday, September 12, 2002 at 10:00 a.m. at the Marriott Hotel located at Boca Center, 5150 Town Center Circle, Boca Raton, Florida.

         Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

         YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned your proxy card.

         We appreciate your support and continued interest in The Singing Machine Company, Inc.


                                           Sincerely,

                                           /s/ John Klecha
                                           ------------------------------
                                           John Klecha
                                           President and Chief Operating Officer

                        THE SINGING MACHINE COMPANY, INC.
                           6601 Lyons Road, Bldg. A-7
                          Coconut Creek, Florida 33073


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To Our Stockholders:

         The Annual Meeting of Stockholders of the Company will be held on Thursday, September 12, 2002 at 10:00 a.m. at the Marriott Hotel which is located at Boca Center, 5150 Town Center Circle, Boca Raton, Florida, for the following purposes:

         1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors shall be elected and qualified;

         2. To ratify the appointment of Salberg & Company, P.A., as our independent auditors for the fiscal year ending March 31, 2003;

         3. To transact such other and further business as may properly come before the meeting.

         Only shareholders of record at the close of business on July 15, 2002 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

         Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned you proxy card.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AND IN FAVOR OF EACH PROPOSAL.

                                         By Order of the Board of Directors


                                         Sincerely,

                                         /s/ John Klecha
                                         ------------------------------
                                         John Klecha
                                         President and Chief Operating Officer

Coconut Creek, Florida
August 5, 2002

                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 12, 2002

         These proxy materials are being furnished in connection with the solicitation of proxies by the Board of Directors of The Singing Machine Company, Inc. (the "Company" ), for the Annual Meeting of Stockholders to be held at 10:00 a.m. on September 12, 2002 at the Marriott Hotel located at 5150 Town Center Circle, Boca Raton, Florida and at any adjournments or postponements of the Annual Meeting. These proxy materials were first mailed on or about August 6, 2002 to all stockholders entitled to vote at the Annual Meeting.

                             PURPOSE OF THE MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

         The Company's common stock is the only type of security entitled to vote at the Annual Meeting. On July 15, 2002, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 8,134,701 shares of common stock outstanding. Each shareholder of record on July 15, 2002 is entitled to one vote for each share of common stock held by such shareholder on that date. Shares of common stock may not be voted cumulatively. A majority of the outstanding shares of common stock must be present or represented by proxy at the Annual Meeting in order to have a quorum. Shares that are entitled to vote but that are not voted at the discretion of the beneficial owner ("abstentions"), shares represented by proxies or ballots that are marked "withhold authority" with respect to the election of any nominee for election as a director, and votes withheld by brokers in the absence of instructions from beneficial holders ("broker non-votes") will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting.

         In the election of directors, the five candidates receiving the highest number of affirmative votes, present in person or represented by proxy, will be elected. The ratification of Salberg & Company, P.A., as our independent auditors, requires the approval of the affirmative vote of a majority of the outstanding voting shares of the Company, present in person or represented by proxy. All votes will be tabulated by Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's office, 6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder.

         Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted (1) FOR the nominees of the Board of Directors; (2) FOR the ratification of Salberg & Company, P.A. as independent auditors for our fiscal year ending March 31, 2003; and (3) in the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary at the Company's principal executive offices before the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation material furnished to stockholders. Proxies may by solicited by officers, directors and employees of the Company, none of whom will receive any additional compensation for their services. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, bank and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All the costs of solicitation of proxies will be paid by the Company.

                                   MANAGEMENT

         The following table sets forth certain information with respect to our executive officers and directors as of July 31, 2002.


                Name                  Age       Position
                ----                  ---       --------
                Edward Steele         72        Chief Executive Officer and
                                                Director
                John F. Klecha        51        President, Chief Operating
                                                Officer, Secretary, Treasurer,
                                                and Director
                Jack S. Dromgold      58        Senior Vice-President, Sales and
                                                Marketing
                April J. Green        38        Chief Financial Officer
                Josef A. Bauer        64        Director
                Howard W. Moore       71        Director
                Robert J. Weinberg    53        Director

         Edward Steele has served as the Chief Executive Officer and as a director of the Singing Machine from September 1991 through the present date. He also served as our President from September 1991 through March 2001 and oversaw our reorganization in our Chapter 11 proceeding, which began in April 1997 and was completed in June 1998. From October 1988 to September 1991, Mr. Steele was our sales director and was responsible for the development of our electronic hardware products in the Far East. Prior to joining us, Mr. Steele served in executive capacities at a number of companies in the toy and electronics fields, including as managing director in charge of worldwide sales of Concept 2000, a manufacturer of consumer electronics from 1971 to 1978; as President of Wicely Corp., a distributor of electronic toys and consumer electronics from 1978 to 1983; and as President of Justin Products Corp., an electronic toy manufacturer from 1983 to 1988.

         John Klecha has served as our Chief Financial Officer, Secretary, Treasurer and Director from October 10, 1997 through the present date. Mr. Klecha joined our company in October 1997 to assist us in emerging from our Chapter 11 reorganization proceedings. Since June 28, 1999 through the present date, Mr. Klecha has also served as our Chief Operating Officer and since March 2001, Mr. Klecha has served as our President. Mr. Klecha is in charge of all administrative, and operational functions of the Singing Machine. Prior to joining us, Mr. Klecha served in executive and senior management capacities at a number of companies in the toy and other consumer products industries, including as a senior financial and administrative executive of a privately held toy design, manufacturing and distribution company from 1987 through 1997; as Vice President, Director and Chief Financial Officer of Sussex Nautilus from 1984 to 1987; and Vice President of Finance and Administration for Lazzaroni Sarrono, Ltd. from 1982 to 1984.

         Jack Dromgold has served as our Senior Vice President of Sales and Marketing since April 16, 2002 through the present date. Prior to joining us, Mr. Dromgold served as Vice President of Sales for Hasbro Games from 1993 through April 2002. Mr. Dromgold is a 35-year veteran of the toy and game industry and has been involved in the development of sales programs to support the launch of many new products over the years.

         April Green has served as our Chief Financial Officer since March 15, 2002. Ms. Green joined our company in June 1999 as our controller and was promoted to the position of Director of Finance & Administration in January 2000. Prior to joining us, Ms. Green held various positions of increasing responsibility with Monogram International, a large Florida-based novelty and toy company from February 1993 to June 1999. At Monogram, Ms. Green rose from the position of staff accountant to Controller. Prior to June 1999, she served in a variety of financial positions in the automotive industry in the Tampa area. Ms. Green is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

         Josef A. Bauer has served as a director from October 15, 1999 through the present date. Mr. Bauer previously served as a director of the Singing Machine from February 1990 until September 1991 and from February 1995 until July 1997, when we began our Chapter 11 reorganization proceeding. Mr. Bauer presently serves as the Chief Executive Officer of the following three companies: Banisa Corporation, a privately owned investment company, since 1975; Trianon, a jewelry manufacturing and retail sales companies since 1978 and Seamon Schepps, also a jewelry manufacturing and retail sales company since 1999.

         Howard Moore has served as a director since August 2000 through the present date. From 1980, when Mr. Moore joined Toys "R" Us as executive vice president and general merchandise manager, until 1990, when he retired, sales increased from $480 million to $4.8 billion. Mr. Moore served on the Toys "R" Us board of directors from 1984 until June 2000. He is also founder and president of Howard Moore Associates, a company, which provides marketing, product licensing, packaging and merchandising consulting to the toy industry. Previously, he was president and CEO of Toy Town, USA, Inc. after founding and operating two other toy chain stores. Mr. Moore is currently serving as the Chairman of the Advisory Board of Leapfrog Enterprises, Inc.

         Robert Weinberg has served as a director from March 9, 2001 through the present date. Mr. Weinberg has considerable experience in toy products, marketing, licensing, merchandising and packaging. He is currently the founder and president of RJW & Associates, a marketing consulting firm based in Saddle River, New Jersey. Previously, he served in various positions of increasing responsibility with Toys "R" Us, rising through the ranks from buyer trainee in 1971 to Senior Vice President - General Merchandise Manager in 1997. In these later positions, he was responsible for purchasing advertising/marketing, imports, product development, store planning and allocations. He retired from Toys "R" Us in March 2000.

         Our directors serve for a term of one year, or until their successors shall have been elected and qualified. Our executive officers are appointed and serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers. However, one of our key personnel, John Steele, our Director of Sales - International, is the son of Edward Steele, our Chief Executive Officer and Director.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended March 31, 2002, the Board of Directors met or acted by unanimous written consent on five occasions. During this period, all of the directors attending or participated in more than 75% of the aggregate of
(1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which each such director serves. The Company has three standing committees: an Audit Committee, the Executive Compensation/ Stock Option Committee and a Nominating Committee.

         The Audit Committee recommends the engagement of independent auditors to the board, initiates and oversees investigations into matters relating to audit functions, reviews the plans and results of audits with our independent auditors, reviews our internal accounting controls, and approves services to be performed by our independent auditors. The Audit Committee held two meetings during fiscal 2002. The Audit Committee currently consists of Messrs. Bauer, Moore and Weinberg.

         The Executive Compensation/Stock Option Committee considers and authorizes remuneration arrangements for senior management and grants options under, and administers our 1994 Stock Option Plan and our Year 2001 Stock Option Plan. The Executive Compensation/Stock Option Committee acted by unanimous written consent one time during fiscal 2003. The Executive Compensation/Stock Option Committee currently consists of Messrs. Bauer, Moore and Weinberg.

         The Nominating Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for directors, including nominees recommended to the Secretary of the Company in writing by stockholders, and recommends candidates for election as Directors. The entire Board of Directors serves as the Nominating Committee. The Nominating Committee did not hold any meetings last year.

DIRECTOR'S COMPENSATION

         During fiscal 2002, our non-employee directors received a $1,000 cash stipend for serving on our Board and reimbursement for all reasonable expenses incurred in attending meetings. During fiscal 2003, we are increasing our annual cash stipend to non-employee directors to $10,000 per year. We also grant each of our outside directors 10,000 options for each year of service on the Board. Effective as of July 2, 2002, we granted each of our three outside directors options to purchase 30,000 shares of the Company's common stock, with 10,000 options vesting each year on the day before our annual shareholder's meetings. The exercise price of the options will be equal to the fair market value of the Company's common stock on the vesting date. The options will be immediately vested and are exercisable for a period of five years after the vesting date.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain compensation information for the fiscal years ended March 31, 2002, 2001 and 2000 with regard to Edward Steele, our Chief Executive Officer, and each of our other executive officers whose compensation exceeded $100,000 on an annual basis (the "Named Officers"):

                                            SUMMARY COMPENSATION TABLE
                                            --------------------------

                                              Annual Compensation                        Long Term Compensation
                                     ------------------------------------------------------------------------------------------
                                                                                    Awards                   Payments
                                                                          -----------------------------------------------------
                                                                                        Securities
     Name of Individual and                                Other Annual   Restricted    Underlying/  LTIP     All Other
     -----------------------                               -------------  -----------   ------------ -----    ---------
     Principal Position      Year    Salary     Bonus(1)   Compensation   Stock Award(s)Options/SARsPayouts  Compensation
     ------------------      ----    ------     --------   ------------   ------------- --------------------  ------------
     Edward Steele           2002    $364,145   $192,133         -0-           -0-        15,000        -0-      -0-
         Chief Executive     2001    $320,865   $256,289         -0-           -0-       315,000        -0-      -0-
         Officer             2000    $189,363   $ 54,570         -0-      $377,500 (2)    45,000        -0-      -0-

     John Klecha             2002    $286,111   $157,200         -0-           -0-        15,000        -0-      -0-
         President,  Chief   2001    $255,777   $205,031         -0-           -0-       300,000        -0-      -0-
         Operating Officer   2000    $114,394   $ 43,656         -0-      $253,125 (3)    58,500        -0-      -0-



     April Green             2002    $  88,825  $  25,000        -0-           -0-        30,000        -0-      -0-
         Chief Financial     2001    $  83,658  $  17,000        -0-           -0-         7,500        -0-      -0-
         Officer (4)         2000    $  44,850  $   3,500        -0-           -0-           -0-        -0-      -0-

(1) The amounts disclosed in this column for fiscal 2002 and 2001 include the Company's contributions under its 401(k) savings plan and automobile allowances. The amounts disclosed for fiscal 2000 represent automobile allowances only.

(2) As consideration for guaranteeing a loan, Mr. Steele received 200,000 shares of our common stock on June 28, 1999. The fair market value of the stock on the date of grant was $1.6875.

(3) As consideration for guaranteeing a loan, Mr. Klecha received 150,000 shares of our common stock on June 28, 1999. The fair market value of the stock on the date of grant was $1.6875 per share.

(4) Ms. Greene has served as our Chief Financial Officer since March 15, 2002. She served as the Director of Finance and Administration from January 1, 2000 through March 14, 2002 and as our controller from June 1999 through December 2000.

OPTION GRANTS IN FISCAL 2001

         The following table sets forth information concerning all options granted to our officers and directors during the year ended March 31, 2002. No stock appreciation rights ("SAR's") were granted.

                                                                               Potential Realizable
                                                                               Value at Assumed
                                                                               Annual Rates of Stock
                                  Total Options                                Price Appreciation
               Shares             Granted to                                   for Option Term(2)
               Underlying         Employees in    Exercise Price  Expiration   --------------------
Name           Options Granted(1) Fiscal Year     Per Share       Date           5%         10%
----------------------------------------------------------------------------------------------------
Edward Steele   15,000             50%                $4.23         8/15/06       $17,550   $38,700

John Klecha     15,000             50%                $4.23         8/15/06       $17,500   $38,700

April Green        -0-             -0-                  -0-             -0-           -0-       -0-


(1) All options were granted pursuant to the Year 2001 Stock Option Plan. Option exercise prices were at the market when granted.

(2) The dollar amounts under these columns are the result of calculations based on the market price on the date of grant at an assumed annual rate of appreciation over the maximum term of the option at 5% and 10% as required by applicable regulations of the SEC and, therefore, are not intended to forecast possible future appreciation, if any of the common stock price. Assumes all options are exercised at the end of their respective terms. Actual gains, if any, on stock option exercises depend on the future performance of the common stock.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 2002 AND OPTION
VALUES

         The following table sets forth information as to the exercise of stock options during the fiscal year ended March 31, 2002 by our officers listed in our Summary Compensation Table and the fiscal year-end value of unexercised options.

                                                                                                Value of
                                                                       Number of              Unexercised
                                                                      Unexercised             In-the-Money
                                                                       Options at              Options at
                                                                      Fiscal Year End         Fiscal Year End(2)
                                                                      ----------------        -----------------
                       Shares Acquired           Value                 Exercisable/             Exercisable/
Name of Individual      Upon Exercise          Realized(1)             Unexercisable            Unexercisable
----------------------------------------------------------------------------------------------------------------
Edward Steele              604,500              $5,390,260             191,250/146,250      $2,259,637.50/$2,034,337.50

John Klecha                130,000              $  731,100             232,500/135,000      $2,961,390.00/$1,877,850.00

April Green                  6,000              $   41,283               13,500/13,500      $    187,785.00/$187,785.00

(1) Value realized is based on the difference between the closing price of our common stock on the date of exercise and the option exercise prices times the number of outstanding options.

(2) Value of unexercised options equals the closing price of $15.95 on March 28, 2002, less the option exercise price multiplied by the number of shares exercisable or unexercisable.

EMPLOYMENT AND CONSULTING AGREEMENTS

         Edward Steele. In February 2002, Edward Steele announced that he would be retiring as our Chief Executive Officer on March 1, 2003, and that he would remain affiliated with our Company after his retirement as a product development consultant. In June 2002, our Board of Directors approved the terms of consulting agreement with Mr. Steele, which would commence on March 1, 2003 (subject to finalization and Board approval of the terms of Mr. Steele's services in a definitive consulting agreement). Under this agreement, Mr. Steele will provide the company with consulting services related to product design, packaging, administration and training his replacement for a period of one year after his retirement. Mr. Steele will receive a consulting fee equal to $250,000 per year and will be entitled to all benefits that he received while he was employed by the Company. The consulting agreement will provide that Mr. Steele cannot directly or indirectly compete with our company in the karaoke industry in the United States during the term of the consulting agreement and for a period of one year after its termination. Additionally, in recognition of Mr. Steele's fourteen years of service with the company, the Board approved a $200,000 appreciation bonus to be paid to Mr. Steele on his retirement date.

         Until February 28, 2003, Mr. Steele will continue to be employed as our Chief Executive Officer under his current employment agreement with the company, which consists of his employment agreement dated March 1, 1998 and an amendment effective as of May 5, 2000. Under Mr. Steele's employment agreement, his annual salary is $385,875 for the period from June 1, 2002 through May 31, 2003. The agreement also provides for an annual bonus, as determined by the Board of Directors in its sole discretion. In the event of a termination of Mr. Steele's employment in the event of a change in control (as defined in the employment agreement), Mr. Steele would be entitled to a lump sum payment of 300% of the amount of his total compensation in the twelve months preceding such termination. Additionally, if Mr. Steele is terminated without cause, he is entitled to a lump sum payment equal to 300% of his annual compensation.

         John Klecha. In June 2002, we decided that Mr. Klecha would become our Chief Executive Officer, when Mr. Steele retired on February 28, 2003 (subject to finalization and Board approval of the terms of Mr. Klecha's employment in a definitive employment agreement). Until we enter into a new employment agreement, Mr. Klecha will continue to be employed under his current employment agreement, which expires on May 31, 2003.

         Under Mr. Klecha's current employment agreement, his annual compensation is $303,187.50 for the period from June 1, 2002 through May 31, 2003. The employment agreement provides for an annual bonus, as determined by the Board of Directors in its sole discretion. In the event of a termination of his employment following a change-in-control (as defined in the employment agreement), Mr. Klecha is entitled to a lump sum payment of 200% of the amount of his total compensation in the twelve months preceding such termination. Additionally, if Mr. Klecha is terminated without cause, he is entitled to a lump sum payment equal to 300% of his annual compensation.

         Jack Dromgold. On April 15, 2002, we entered into a three-year employment agreement with Jack Dromgold, our Senior Vice President of Sales and Marketing, expiring on April 14, 2005. Mr. Dromgold's employment agreement will be automatically be extended for an additional year, unless either party gives written notice at least sixty days prior to the end of the three-year term.. It is our intent that Mr. Dromgold will eventually become our Executive Vice President and then our President. However, we did not guarantee Mr. Dromgold that he would be promoted to those positions during his term of employment with our company. Pursuant to Mr. Dromgold 's employment agreement, he is entitled to receive an annual salary of $220,000 per year, which amount automatically increases during the second and third fiscal years by not less than the greater of 5% or the annual increase in the consumer price index.

         As a signing bonus, we agreed to pay Mr. Dromgold $50,000, with $25,000 payable within 10 days of employment and the remaining $25,000 payable after six months of employment. If Mr. Dromgold completes one year of employment with the Company, he does not have an obligation to repay the signing bonus. We also agreed to grant Mr. Dromgold 50,000 options. After his first year of employment, Mr. Dromgold can elect to return the 50,000 options to the Company or one of our representatives for $100,000. As of July 14, 2002, we have not granted the options to Mr. Dromgold. During his first year of employment, Mr. Dromgold's bonus will be equal to 1% of new accounts shipped, but shall be a minimum of $50,000. During the second year of his employment, Mr. Dromgold's bonus will be switched to 10% of the Company's then current bonus plan, subject to Board approval. We also agreed to pay Mr. Dromgold's certain moving and relocation expenses in connection with his move from Massachusetts to Florida. As of July 15, 2002, we estimate that these moving expenses are approximately $39,000. In the event of a termination of Mr. Dromgold's employment in the event of a change in control (as defined in the employment agreement), Mr. Dromgold is entitled to a lump sum payment of 50% of the amount of his total compensation in the twelve months preceding such termination.

         April Green. On March 15, 2002, we entered into a three-year employment agreement with April Green, our Chief Financial Officer, expiring on March 14, 2005. Ms. Green's employment agreement will be automatically be extended for an additional year, unless either party gives written notice at least sixty days prior to the end of the three-year term Pursuant to Ms. Green's employment agreement, she is entitled to receive base compensation of $122,200 per year, which amount automatically increases during the second and third fiscal years by not less than the greater of 5% or the annual increase in the consumer price index. The agreement also provides for an annual bonus, as determined by the Board of Directors, in its sole discretion. During her second year of employment, Ms. Green's bonus will be equal to 8% of the Company's then current bonus plan, subject to Board approval. In the event of a termination of her employment following a change of control (as defined in her employment agreement), Ms. Green is entitled to a lump sum payment of 50% of the amount of her total compensation in the twelve months preceding such termination.

EQUITY COMPENSATION PLANS AND 401(K) PLAN

         The Company has two stock option plans: the 1994 Amended and Restated Stock Option Plan ("1994 Plan") and the Year 2001 Stock Option Plan ("Year 2001 Plan"). Both the 1994 Plan and the Year 2001 Plan provide for the granting of incentive stock options and non-qualified stock options to our employees, officers, directors and consultants As of March 31, 2002, we had 970,225 options issued and outstanding under our 1994 Plan and 81,750 options are issued and outstanding under our Year 2001 Plan. Furthermore, as of March 31, 2002, we had 52,500 warrants issued and outstanding to FRS Investments, Inc. a consulting company, which were subsequently exercised by FRS in April 2002.

         The following table gives information about equity awards under our 1994 Plan, the Year 2001 Plan and FRS Investment's warrants.


                  Number of securities to be         Weighted-average           Number of securities remaining
                  issued upon exercise               exercise price of          available for future issuance under
                  or outstanding options,            outstanding options,       equity compensation plans
Plan Category     warrants and rights                warrants and rights        (excluding securities in column (a))
-------------     -------------------                -------------------        ------------------------------------
Equity Compensation
Plans approved by
Security holders           1,011,975                      $ 2.17                        1,218,250


Equity Compensation
Plans not approved by
Security holders              52,500*                     $  .92                           52,500*

*FRS Investments exercised these warrants in April 2002.

1994 PLAN

         Our 1994 Plan was originally adopted by our Board of Directors in May 1994 and it was approved by our shareholders on June 29, 1994. Our shareholders approved amendments to our 1994 Plan in March 1999 and September 2000. The 1994 Plan reserved for issuance up to 1,950,000 million share of our common stock pursuant to the exercise of options granted under the Plan. As of March 31, 2002, we had granted all the options that are available for grant under our 1994 Plan. As of March 31, 2002, we have 970,225 options issued and outstanding under the 1994 Plan, of which 494,362.5 of these options are vested. On December 1, 2002, all options granted under the 1994 Plan will become fully vested.

YEAR 2001 PLAN

         On June 1, 2001, our Board of Directors approved the Year 2001 Plan and it was approved by our shareholders at our special meeting held September 6, 2001. The Year 2001 Plan was developed to provide a means whereby directors and selected employees, officers, consultants, and advisors of the Company may be granted incentive or non-qualified stock options to purchase common stock of the Company. The Year 2001 Plan authorizes an aggregate of 1,950,000 shares of the Company 's common stock and a maximum of 450,000 shares to any one individual in any one fiscal year. The shares of common stock available under the Year 2001 Plan are subject to adjustment for any stock split, declaration of a stock dividend or similar event. At March 31, 2002, we had granted 81,750 options under the Year 2001 Plan, all of which are fully vested.

         The Year 2001 Plan is administered by our Stock Option Committee ("Committee"), which consists of two or more directors chosen by our Board. The Committee has the full power in its discretion to (i) grant options under the Year 2001 Plan, (ii) determine the terms of the options (e.g. - vesting, exercise price), (iii) to interpret the provisions of the Year 2001 Plan and
(iv) to take such action as it deems necessary or advisable for the administration of the Year 2001 Plan.

         Options granted to eligible individuals under the Year 2001 Plan may be either incentive stock options ("ISO's"), which satisfy the requirements of Code
Section 422, or nonstatutory options ("NSO's"), which are not intended to satisfy such requirements. Options granted to outside directors, consultants and advisors may only be NSO's. The option exercise price will not be less than 100% of the fair market value of the Company's common stock on the date of grant. ISO's must have an exercise price greater to or equal to the fair market value of the shares underlying the option on the date of grant (or, if granted to a holder of 10% or more of our common stock, an exercise price of at least 110% of the under underlying shares fair market value on the date of grant). The maximum exercise period of ISO's is 10 years from the date of grant (or five years in the case of a holder with 10% or more of our common stock). The aggregate fair market value (determined at the date the option is granted) of shares with respect to which an ISO are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000. If that amounts exceeds $100,000, our Board of the Committee may designate those shares that will be treated as NSO's.

         Options granted under the Year 2001 Plan are not transferable except by will or applicable laws of descent and distribution. Except as expressly determined by the Committee, no option shall be exercisable after thirty (30) days following an individual's termination of employment with the Company or a subsidiary, unless such termination of employment occurs by reason of such individual's disability, retirement or death. The Committee may in its sole discretion, provide in a grant instrument that upon a change of control (as defined in the Year 2001 Plan) that all outstanding option issued to the grantee shall automatically, accelerate and become full exercisable. Additionally, the obligations of the Company under the Year 2001 Plan are binding on (1) any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company or (2) any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. In the event of any of the foregoing, the Committee may, at its discretion, prior to the consummation of the transaction, offer to purchase, cancel, exchange, adjust or modify any outstanding options, as such time and in such manner as the Committee deems appropriate.

FRS INVESTMENTS, INC. CONSULTING AGREEMENT

         In July 1999, we entered into a financial consulting agreement with FRS Investments, Inc. pursuant to which FRS agreed to provide certain consulting services to our company. In connection with this agreement, we issued an aggregate of 127,500 warrants to FRS at an exercise price of $0.92 per share and an expiration date of June 8, 2002. As of June 8, 2002, all of these warrants were exercised.

401(K) PLAN

         Effective January 1, 2001, we adopted a voluntary 401(k) plan. All employees with at least one year of service are eligible to participate in our 401(k) plan. In fiscal 2002, we made a matching contribution of 100% of salary deferral contributions up to 3% of pay, plus 50% of salary deferral contributions from 3% to 5% of pay for each payroll period.

REPORT OF THE EXECUTIVE COMPENSATION/STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

         The Executive Compensation/Stock Option Committee believes that the Company must maintain short and long-term executive compensation plans that enable the Company to attract and retain well-qualified executives. Furthermore, the Company believes that its compensation plans must also provide a direct incentive for the Company's executives to create shareholder value.

         In furtherance of this philosophy, the compensation of the Company's executives generally consists of three components: base salary, annual cash incentives and long-term performance-based incentives.

BASE SALARIES

         We have employment agreements with four of our top executive officers - Edward Steele, our Chief Executive Officer; John Klecha, our Chief Operating Officer and President; Jack Dromgold, our Senior Vice President of Sales and Marketing; and April Green, our Chief Financial Officer. We believe that it is in our best long term interest to have employment agreements with our top executives. The base salaries of each of our executive officers were determined based on comparison to executives with similar responsibilities at other public companies, as well as the Company's performance in comparison to its competitors.

INCENTIVE CASH BONUSES

         Generally, we award cash bonuses to our management employees and other employees, based on their personal performance in the past year and overall performance of the Company. During fiscal 2002,our cash bonus pool available to our employees was equal to 5% of the Company's net income before taxes, adjusted to exclude interest expense, extraordinary items, accruals for cash bonuses and key man life insurance expense. During fiscal 2002, our Compensation Committee approved the award of bonus payments to our top executives based on their levels of responsibility with the Company.

LONG TERM COMPENSATION - STOCK OPTION GRANTS

         We have utilized stock options to motivate and retain executive officers and other employees for the long-term. We believe that stock options closely align the interests of our executive officers and other employees with those of our stockholders and provide a major incentive to officers in building stockholder value. We have two stock options plans - our 1994 Stock Option Plan and our Year 2001 Stock Option Plan. As of July 15, 2002, all options have been granted under our 1994 Plan, so all future option grants will be made under our Year 2001 Stock Option Plan.

         Options are typically granted annually, and are subject to vesting provisions to encourage officers to remain employed with the Company. In fiscal 2002, we did not make a company wide grant of options to our executive officers and employees (except our annual grant of options to our directors). In August 2001, we granted 15,000 options to each of our directors in consideration for their services on our Board. The exercise price of each option was equal to $4.23 per share, the fair market value of our stock on the date of the grant, and the options expire on August 15, 2006. Since they serve on our Board of Directors, both Mr. Steele, our Chief Executive Officer, and Mr. Klecha, our President and Chief Operating Officer received grants of 15,000 options each in August 2001.

         In fiscal 2003, we plan on granting options to our executive officers and other employees with options that are available under our Year 2001 Stock Option Plan, assuming that the Company's financial performance is satisfactory. The number of options granted to each executive will be based on the officer's relative position, responsibilities and performance by that individual during the fiscal year. The options will have an exercise price equal to the fair market value of our stock on the date of grant and will be for a term of five years. The options will provide value to our officers only if the price of our common stock increases over the exercise price. We also may consult with an outside compensation expert to verify that the number of options granted to each executive officer is appropriate.

RELATIONSHIP BETWEEN OUR COMPENSATION POLICIES AND CORPORATE PERFORMANCE

         We believe that our executive compensation policies correlate with our corporate performance. Our incentive bonus plan is based on a percentage of our company's net profits and our stock options are usually granted at a price equal to or above the fair market value of our common stock on the date of grant. As such, our officers only benefit from the grant of stock options if our stock price appreciates.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         We have an employment agreement with Mr. Steele, our Chief Executive Officer, which consists of his employment agreement dated March 1, 1998 and an amendment effective as of May 5, 2000. Under Mr. Steele's employment agreement, his annual salary is $385,875 for the period from June 1, 2002 through June 1, 2003.

         We awarded Mr. Steele a cash bonus of $192,133 for the fiscal year ended March 31, 2002. This bonus was directly related to our company's net income and was awarded from our incentive bonus pool created for our executives and other employees. In fiscal 2002, our company's incentive bonus pool was equal to 5% of our net profits, before income taxes. In addition to a cash bonus, in July 2002, we granted Mr. Steele options to purchase 30,000 shares of our common stock at an exercise price of $14.30 per share, the fair market value of our common stock on the date of grant. We granted these options to Mr. Steele as an additional bonus to reward him for our company's improved financial performance in the fiscal year ended March 31, 2002. Our revenues increased from $34.3 million in fiscal 2001 to $61.8 million in fiscal 2002 and our net income increased from $4.16 million in fiscal 2001 to $8.06 million in fiscal 2002. We believe that this grant of options is directly related to our corporate performance, because the options will not be valuable to Mr. Steele unless our common stock price appreciates over the exercise price of the options during the term of the options.

THE EXECUTIVE COMPENSATION/STOCK OPTION COMMITTEE

Howard Moore, Chairman
Jay Bauer
Robert Weinberg

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of our Executive Compensation/Stock Option Committee in the fiscal year ended March 31, 2002 were Messrs. Bauer, Moore and Weinberg. None of the members of the Compensation Committee are current officers or employees of the Company or any of its subsidiaries. None of these persons have served on the board of directors or on the compensation committee of any other entity that has an executive officer serving on the Company's Board of Directors or on its Compensation Committee.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         The graph below compares the performance of the Company's common stock with the American Stock Market Index ("AMEX Index") and the Dow Jones - Consumer Electronics Index ("Dow Jones-CSE Index"), during the period beginning March 31, 1997 through March 31, 2002. Closing prices were not available for the Company's common stock on March 31, 1997 and March 31, 1998, so the bid prices were used for those dates. The graph assumes the investment of $100 on March 31, 1997 in the Company's common stock, in the AMEX Index and the Dow Jones-CSE Index. Total shareholder return was calculated on the basis that in each case all dividends were reinvested.


                               [Graphic Ommitted]



------------------------- --------------- ------------- --------------- ------------- -------------- ---------------
                              3/31/97        3/31/98       3/31/99         3/31/00       3/30/01        3/28/02
------------------------- --------------- ------------- --------------- ------------- -------------- ---------------
Singing Machine Company      $100.00         $204.87       $2407.17        $5403.33      $6145.97       $20422.54
------------------------- --------------- ------------- --------------- ------------- -------------- ---------------

Dow Jones Consumer           $100.00         $117.53       $130.49         $292.01       $175.96        $142.52
Electronics Index
------------------------- --------------- ------------- --------------- ------------- -------------- ---------------

AMEX Market Index            $100.00         $130.62       $124.70         $179.14       $151.12        $149.89
------------------------- --------------- ------------- --------------- ------------- -------------- ---------------


Note: Stock price performance shown in the Performance Graph for our common stock is historical, and not necessarily indicative of future price performance.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


         The following table sets forth, as of July 17, 2002, certain information concerning beneficial ownership of our common stock by (i) each person known to us to own 5% or more of our outstanding common stock, (ii) all directors of the Singing Machine and (iii) all directors and officers of the Singing Machine as a group. At July 17, 2002, we had 8,134,701 shares of our common stock issued and outstanding. Unless otherwise indicated, the address for each person is The Singing Machine Company, Inc., 6601 Lyons Road, Building A-7, Coconut Creek, Florida 33073.

         As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

                                    Percent of
                                    Shares Beneficially
Name & Address                      Owned                 Class
------------------------------------------------------------------

John Klecha                        934,611(1)             11.2%
Edward Steele                    1,158,546(2)             14.0%
Josef Bauer                        951,272(3)             11.7%
Howard Moore                       265,977(4)              3.3%
Robert Weinberg                     50,322(5)               *
April Green                         14,450(6)               *
Jack Dromgold                          600(7)               *

All Directors and Executive      3,375,778(8)             39.1%
Officers as a Group (5 persons)

(1) Includes 232,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of July 17, 2002.

(2) Includes 191,250 shares issuable upon the exercise of stock options that are exercisable within 60 days of July 17, 2002 and 152,910 shares held by Mr. Steele's wife. Mr. Steele disclaims beneficial ownership of any shares held by his wife.

(3) Includes 360,000 shares held by Mr. Bauer's pension plan, 200,000 shares held by Mr. Bauer's wife and 51,475 shares held jointly by Mr. Bauer and his wife. Also includes 162,600 shares held by the Bauer Family Limited Partnership, of which Mr. Bauer and his wife own a 98% interest. Includes 10,000 shares that are issuable upon the exercise of stock options that are exercisable within sixty days of July 17, 2002. Mr. Bauer disclaims beneficial ownership of any shares held by his wife.

(4) Includes 189,400 shares held by Mr. Moore, as trustee for the Howard & Helen Moore Living Trust, 30,750 shares held by Howard Moore Associates, Inc. Defined Benefit Pension Plan and 2,077 shares held by the Howard & Helen Moore Irrevocable Insurance Trust. Also include 10,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of July 17, 2002.

(5) Includes 4,500 shares held by a limited liability company, of which Mr. Weinberg is a 50% owner, 372 shares held by Mr. Weinberg's IRA and 450 shares held by Mr. Weinberg's spouse. Also includes 45,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of July 17, 2002. Mr. Weinberg disclaims beneficial ownership of any shares held by his wife.

(6) Includes 13,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of July 17, 2002.

(7) Shares are held jointly by Mr. Dromgold and his wife.

(8) Includes 502,250 shares issuable upon the exercise of stock options that are exercisable within 60 days of July 17, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On July 1, 1999, we loaned $55,000 to each of Eddie Steele and John Klecha to purchase 2 units in our private placement. These loans bore interest at the rate of 9% per annum and were due on June 28, 2001. Mr. Klecha and Mr. Steele repaid these loans and all accrued interest in June 2001.

         In June 1999, we arranged a credit facility with Main Factors, whereby Main Factors purchased certain of our accounts receivable. To secure the credit facility, John Klecha, our Chief Operating Officer and Chief Financial Officer, provided his personal payment guaranty. In July 1999, we entered into an agreement with EPK Financial Corporation ("EPK") whereby EPK provided letters of credit with our factories to import inventory for distribution to our customers. To secure the EPK facility, Edward Steele and John Klecha provided their personal guarantees. In consideration for providing their personal guarantees of these credit facilities, we issued 200,000 shares of our common stock to Mr. Steele and 150,000 shares of our common stock to Mr. Klecha in June 1999. Both agreements with Main Factors and EPK were terminated in April 2001. We amortized the value of these deferred guarantee fees over a two year period, which was completed in the first quarter of fiscal 2002.

                             AUDIT COMMITTEE REPORT

         The Audit Committee is responsible for assisting the Board in monitoring (1) the quality and integrity of the Company's financial statements,
(2) the Company's compliance with regulatory requirements and (3) the independence and performance of the Company's independent auditors. Among other responsibilities, the Audit Committee reviews, in its oversight capacity, the Company's annual financial statement with both management and the independent auditors and meets periodically with the independent auditors to consider their evaluation of the Company's financial and internal controls. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors. The Audit Committee is composed of three directors and operates under a written charter adopted and approved by the Board of Directors. Two of the Audit Committee members are non-employee directors and are independent as defined by the AMEX listing standards. As such, the Audit Committee is comprised of a majority of independent directors.

         In discharging its duties, the Audit Committee has met with and held discussions with management and the Company's independent auditors, Salberg & Company, P.A. Management has represented to the independent auditors that the Company's audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with Salberg & Company, P.A. the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees." In addition, Salberg & Company, P.A. has provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," and the Audit Committee has discussed with Salberg & Company, P.A. their independence.

         Based on the above-mentioned review and discussions with management and the independent auditors, the representations of management and the report of the independent auditors to our committee, the Audit Committee has recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002.

AUDIT COMMITTEE

Howard Moore, Chairman
Josef Bauer
Robert Weinberg

FEES PAID TO SALBERG & COMPANY, P.A.

         During the fiscal year ended March 31, 2002, Salberg & Company, P.A. provided services in the following categories and amounts:

Description                                                       Amount
-----------                                                       ------
Audit Fees                                                      $ 38,835
Review of Quarterly Reports                                     $ 12,150
Financial Information Systems Design and Implementation Fees    $      0
All Other Fees                                                  $ 10,600(1)
--------------                                                  --------
(1) Includes fees of $6,735 for tax compliance and research and $3,865 for review of the Company's registration statements.

         The Audit Committee made a determination that the fees paid to Salberg & Company, P.A. for services that were not related to the audit of the Company's financial statements were at all relevant times compatible with maintaining the independence of Salberg & Company, P.A.


                          PROPOSALS TO THE STOCKHOLDERS

PROPOSAL 1.  ELECTION OF DIRECTORS

         The five persons set below, each of whom is currently a director, are proposed to be re-elected as directors at the Annual Meeting. If elected, each of these directors will hold office until the next Annual Meeting of Stockholders in the year 2003 or until his successor is duly elected and qualified.

         Edward Steele
         John Klecha
         Josef Bauer
         Howard Moore
         Robert Weinberg

         All of the nominees are currently serving as directors. Each nominee has agreed to be named in this Proxy Statement and to serve as a director if elected. For biographical information regarding the nominees, see "Management" on pages 2-4 of this Proxy Statement. Management expects that each nominee will be available for election, but if any of them is not a candidate at the time of the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill such vacancy.

VOTE REQUIRED AND RECOMMENDATION

         The five nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. Shareholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker non-vote will have no effect on the outcome. The Board recommends stockholders to vote "for" each of the nominees for director set forth above.

PROPOSAL 2.  RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has selected Salberg & Company, P.A. independent certified public accountants, as independent auditors for the Company for the fiscal year ended March 31, 2003 and determined that it would be desirable to request that the Company's stockholders ratify such selection. One or more representatives of Salberg & Company, P.A. are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from stockholders.

         Although the Board of Directors of the Company is submitting the appointment of Salberg & Company, P.A. for shareholder ratification it reserves the right to change the selection of Salberg & Company, P.A. as auditors, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after shareholder ratification.

         If the appointment is not ratified, our Board will consider whether it should select other independent auditors.

VOTE REQUIRED AND RECOMMENDATION

         The ratification of the selection of Salberg & Company, P.A., as our independent auditors for the fiscal year ended March 31, 2003, requires the affirmative vote of the holders of a majority of shares of the Company's common stock, present in person or by proxy. Abstentions from voting will have the same effect as voting against the proposal to approve the ratification of Salberg & Company, P.A. Broker non-votes will have no impact on the proposal since they are not considered shares entitled to vote. The Board recommends shareholders to vote "for" the ratification of the selection of Salberg & Company, P.A., as our independent auditors for the fiscal year ended March 31, 2003.

PREVIOUS INDEPENDENT AUDITORS

         Weinberg & Company, P.A. (the "Former Accountant"), was replaced as independent auditors for the Company on November 28, 2000. The Company's decision to change accountants was approved by its Board of Directors because Scott Salberg, the auditor who has been responsible for the Company's account, left the Former Accountant to start his own accounting firm.

         The report of the Former Accountant on the financial statements of the Company for the year ended March 31, 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal year ended March 31, 2000, and through November 29, 2000, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements for those periods.

ENGAGEMENT OF NEW INDEPENDENT ACCOUNTANTS

         On November 28, 2000, the Company engaged Salberg & Company, P.A., as its independent auditors. The Company did not consult with Salberg & Company, P.A. regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by Salberg & Company, P.A. that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

                          ANNUAL REPORT ON FORM 10-KSB/A

         We are mailing copies of our Annual Report on Form 10-KSB/A for the twelve months ended March 31, 2002, with this proxy statement to our shareholders of record as of July 15, 2002.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Proposals of stockholders of the Company that are intended to be presented at our next Annual Meeting must be received by the Company no later than April 12, 2003, in order for them to be included in the proxy statement relating to that meeting. Additionally, we must have notice of any stockholder proposal to be submitted at our next Annual Meeting (but not required to be included in the Company's Proxy Statement) by July 25, 2003, or such proposal will be considered untimely pursuant to Rule 14a-4 and Rule 14a-5(e) under the Securities Exchange Act of 1934, and persons so named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

         Notices of intention to present proposals at the 2003 Annual Meeting should be addressed to the Company's Corporate Secretary, 6601 Lyons Road, Bldg. A-7, Coconut Creek, FL 33073. The Company reserves the right to reject, rule out of order, to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, we are not aware of any matter to be presented for action at the meeting other than the matters set forth above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Coconut Creek, Florida
August 5, 2002

                        THE SINGING MACHINE COMPANY, INC.
                           6601 LYONS ROAD, BLDG. A-7
                             COCONUT CREEK, FL 33073
                                      PROXY

The undersigned hereby constitutes and appoints Edward Steele and John Klecha as Proxy Agents, with full power of substitution in each, and hereby authorizes the Proxy Agents to represent and to vote as designated below, all shares of common stock of the Company held of record by the undersigned on July 15, 2002 at the Annual Meeting of Stockholders to be held on September 12, 2002, at the Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida 33486, or any adjournment thereof.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE SINGING MACHINE COMPANY, INC. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope (continued on reverse side).

1.       Election of Directors

FOR ALL nominees listed below                     WITHHOLD AUTHORITY to vote
(except as marked to the                          for all such nomineees listed
contrary)                  [ ]                    below                     [ ]

Edward Steele    John Klecha     Josef Bauer     Howard Moore    Robert Weinberg

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PLEASE DRAW A LINE THROUGH THAT NOMINEE'S NAME)

2. To approve the appointment of Salberg & Company, P.A., as independent auditors

         For      [ ]                    Against  [ ]            Abstain  [ ]

3. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


                                     Dated:                             , 2002
                                           ----------------------------

                                     ------------------------------------------
                                              Signature of Shareholder

                                     ------------------------------------------
                                              Signature of Shareholder

                                     Please sign exactly as the name appears
                                     below. If the shares are held jointly,
                                     both owners must sign. When signing as
                                     attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.